UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

______________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 2, 2014

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ASIA GREEN AGRICULTURE CORPORATION
(Exact name of registrant as specified in its charter)

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Nevada	0-53343	26-2809270
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

Shuinan Industrial Area, Songxi County, Fujian Province, China	353500
(Address of principal executive offices)	(Zip Code)

(+86) 0599-2335520
(Registrant's telephone number, including area code)

NA
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events.

The special committee of independent directors of the Board of Directors of Asia Green Agriculture Corporation (the “Company”; OTCBB: AGAC), consisting of Messrs. Cheng Sing Wai, Lum Pak Sum and Mak Ka Wing Patrick (the “Special Committee”), has appointed Duff & Phelps Securities LLC and Duff & Phelps, LLC (together, “Duff & Phelps”) as its independent financial advisor. In addition, the Special Committee has retained Sheppard, Mullin, Richter & Hampton LLP to serve as its legal counsel.

As previously reported on Form 8-K filed on November 21, 2013, the Company received a preliminary non-binding proposal from Mr. Youdai Zhan, Chairman and Chief Executive Officer of the Company, to acquire all of the outstanding shares of common stock of the Company not currently owned, legally or beneficially, by Mr. Zhan, for $0.55 per share in cash. If implemented, the proposal would result in the Company becoming a privately-held company. Duff & Phelps will provide financial advisory services to assist the Special Committee in the performance of its duties and the evaluation and negotiation the proposed transaction with Mr. Zhan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASIA GREEN AGRICULTURE CORPORATION

By: /s/ Chin Hon Siang Alex
       Name: Chin Hon Siang Alex
       Title: Chief Financial Officer

Date: January 13, 2014